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                                   EXHIBIT 8

                                  TAX OPINION



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                           [ALSTON&BIRD LETTERHEAD]

                              One Atlantic Center
                           1201 West Peachtree Street
                          Atlanta, Georgia 30309-3424

                                  404-881-7000
                               Fax: 404-881-7777



Pinney L. Allen                                       Direct Dial: 404-881-7485

                                 March 26, 1996


Alex. Brown & Sons Incorporated
135 East Baltimore Street
Baltimore, Maryland 21202

      Re:  IRT Property Company - Public Offering of Senior Unsecured
           Notes

Ladies and Gentlemen:

     In connection with the issuance of $50,000,000 of senior unsecured notes by IRT Property Company ("IRT") (the "Note Offering"), you have asked us to render an opinion with respect to the qualification of IRT as a real estate investment trust ("REIT") under Sections 856 - 860 of the Internal Revenue Code and with respect to the matters discussed under the heading "Taxation" of the prospectus supplement dated March 21, 1996, with respect to the Note Offering (the "Prospectus"). (Our references herein to "the Code" are to the Internal Revenue Code of 1954 as amended prior to the Tax Reform Act of 1986 with respect to provisions applicable to REITs through December 31, 1986, and to the Internal Revenue Code of 1986, as amended, with respect to provisions applicable to REITs for taxable years commencing after December 31, 1986.)

     We have served as special counsel for IRT in connection with the Note Offering and from time to time in the past have represented IRT on specific matters as requested by IRT. Specifically for the purpose of this opinion, we have examined: copies of IRT's Articles of Incorporation and amendments thereto; its Federal income tax returns on Form 1120 as filed for its taxable years ended December of 1987 through 1994 (in which returns we observe that IRT has properly elected to be treated as a real estate investment trust); the Prospectus; IRT's Annual Reports to Stockholders for the years 1987 through 1994; IRT's Form 10-K reports for the years 1987 through 1995; IRT's Form 1O-Q reports for each of the quarters ended March 31, 1987 through September 30, 1995; its Form 8-K reports dated July 31, 1992 (as amended by Form 8-K/A report dated August 18, 1992), October 1, 1992, January 6, 1993 (as amended by Form 8-K/A report dated March 1, 1993), July 14, 1994 (as amended by Form 8-K/A dated August 1, 1994), January 5, 1995 (as amended by Forms 8-K/A dated January 20, 1995 and March 1, 1995), and January 2, 1996; the proxy statements for its 1987 through 1995 Annual Meetings of Shareholders; and its Form S-3 Registration Statements as filed with the Securities and Exchange Commission on May 9, 1989,



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September 14, 1992, April 5, 1993, June 18, 1993, July 6, 1993, July 30, 1993,
and October 19, 1995, and amendments thereto. We have not served as general counsel to IRT and have not been involved in decisions regarding the acquisition or the day-to-day operation of IRT's properties or business. We have, however, discussed the mode of operation of IRT with its officers with a view to learning information critical to the opinions expressed herein and have received a certificate from such officers with respect to certain matters. A copy of each of the officers' certificates is attached. In addition, we have received the attached letter from Arthur Andersen & Co., IRT's independent accountants, and have discussed the matters contained therein with Arthur Andersen & Co.

     We have discussed with management of IRT arrangements relating to the management of its properties, the relationships of IRT with tenants of such properties, certain terms of leases of such properties to tenants, and the terms of various notes and related security instruments, all with a view to assuring that at the close of each quarter of the taxable year covered by this opinion it met the asset composition requirements set forth in Code Section 856(c)(5), and with a view to assuring that, with respect to the years ended December 31, 1987 through 1995 (and as projected by IRT management for 1996), it satisfied the 95%, 75%, and 30% gross income tests set forth in Code Sections 856(c)(2), (3), and (4). We have further reviewed with management of IRT the requirements that the beneficial ownership of a REIT be held by 100 or more persons for at least 335/365ths of each taxable year and that a REIT must satisfy the diversity of ownership requirements of Code Subsection 856(h) as such requirements existed in the years covered by this opinion, and we have been advised by management that at all times during the period covered by this opinion (and specifically on each record date for the payment of dividends during such period) IRT has had more than 2,000 shareholders of record, that IRT maintains the records required by Treasury Regulation Section 1.857-8, that no later than January 30 of each year it sent the demand required by Treasury Regulation Section 1.857-8(d) to each shareholder of record owning 5% or more of the outstanding shares of IRT on the appropriate date required by said Regulation, and that management has received no indication (whether in response to the aforesaid demand, as a result of any filing of a Schedule 13D or 13G under the Securities Exchange Act of 1934, as amended, or otherwise) that the actual ownership of shares of IRT was or is such as to prevent IRT from satisfying the applicable requirements of Code Subsection 856(h). Further, we have selectively examined various property leases and notes secured by property owned by IRT that management has identified to us as being representative of its leases and notes and have reviewed summaries of additional leases prepared and provided to us by IRT. We note that we have not independently verified the correctness of IRT's reporting of income and expense for tax or financial accounting purposes, though in the



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course of our examination, nothing lead us to question IRT's computation of its income or expense. On the basis of discussions with management of IRT, we are not aware that IRT's election to be a REIT has been terminated or challenged by the Internal Revenue Service or any other party for any year prior to 1987 or that IRT has revoked its election to be a REIT for any such prior year so as to make IRT ineligible under Code Subsection 856(g)(3) to elect to be a REIT for 1987.

     In rendering the opinions set forth herein, we are assuming that copies of documents examined by us are true copies of originals thereof and that the information concerning IRT set forth in IRT's Federal income tax returns, and in the Prospectus, as well as the information provided us by IRT's management and its independent accountants are true and correct. We have no reason to believe that such assumptions are not warranted.

     Based solely upon the foregoing examination and information, upon which you have permitted us to rely, and subject to the limitation set forth below, we are of the opinion that IRT was a "real estate investment trust" as defined by Code Subsection 856(a) for its taxable years ended December 31, 1987 through 1995 and that IRT also is in a position to continue its qualification as a "real estate investment trust" within the definition of Code Section 856(a) for its taxable year that will end December 31, 1996. Our opinion with respect to the taxable year ended December 31, 1995 is limited to the extent that the 1995 U.S. income tax return and the supporting tax workpapers were not available for the completion of our review and issues not otherwise identified at this time that could adversely affect the determination of IRT's status as a "real estate investment trust" could arise in the preparation of such tax return. In addition, with respect to the 1996 year, we note that IRT's status as a real estate investment trust at any time during such year is dependent, among other things, upon its meeting the requirements of Section 856 throughout the year and for the year as a whole. Accordingly, it is not possible to assure that IRT is a real estate investment trust at any specific time during 1996.

     In addition, we have participated in the preparation of the material under the heading "Certain Federal Income Tax Considerations to the Company of Its REIT Election" in the Prospectus and we are of the opinion that the federal income tax treatment described therein is accurate.




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     This opinion is limited to the specific matters covered hereby and should not be interpreted to imply that the undersigned has offered its opinion on any other matter. This opinion may only be relied upon by the parties to whom it is addressed.


                                      Very truly yours,

                                      ALSTON & BIRD


                                      By:  /s/ Pinney L. Allen
                                         -----------------------
                                         Pinney L. Allen